Exhibit 99

TI reports 1Q17 financial results and shareholder returns

Conference call on TI website at 4:30 p.m. Central time today

www.ti.com/ir

DALLAS (April 25, 2017) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported first-quarter revenue of $3.40 billion, net income of $997 million and earnings per share of 97 cents. Earnings per share include an 8-cent discrete tax benefit not in the company’s original guidance.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue increased 13 percent from the same quarter a year ago. Demand for our products continued to be strong in the automotive market and continued to strengthen in the industrial market.
•	“In our core businesses, Analog revenue grew 20 percent and Embedded Processing revenue grew 10 percent from the same quarter a year ago. Operating margin increased in both businesses.
•	“Gross margin of 63.0 percent reflected the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.
•

“Our cash flow from operations of $4.8 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the trailing 12 months was up 11 percent from a year ago to $4.2 billion and represents 30.7 percent of revenue, up from 29.5 percent a year ago.

•	“We have returned $3.8 billion to owners in the past 12 months through stock repurchases and dividends.
•

“Our balance sheet remains strong with $3.0 billion of cash and short-term investments at the end of the quarter, about 80 percent of which was owned by the company’s U.S. entities. Inventory ended the quarter at 132 days.

•

“TI’s second-quarter outlook is for revenue in the range of $3.40 billion to $3.70 billion, and earnings per share between $0.89 and $1.01, which includes an estimated $30 million discrete tax benefit.”

Free cash flow is a non-GAAP financial measure. Free cash flow is cash flow from operations less capital expenditures.

Certain amounts in the prior period have been recast to conform to the current presentation.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	1Q17	1Q16	Change
Revenue	$3,402	$3,008	13%
Operating profit	$1,252	$984	27%
Net income	$997	$711	40%
Earnings per share	$0.97	$0.69	41%

TI reports 1Q17 financial results and shareholder returns	Page 2

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	1Q17	1Q17	1Q16	Change
Cash flow from operations	$795	$4,756	$4,347	9%
Capital expenditures	$127	$534	$552	-3%
Free cash flow	$668	$4,222	$3,795	11%
Free cash flow % of revenue		30.7%	29.5%

Capital expenditures for the past 12 months were 4 percent of revenue, consistent with TI’s long-term expectations.

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	1Q17	1Q17	1Q16	Change
Dividends paid	$500	$1,763	$1,471	20%
Stock repurchases	$550	$2,052	$2,701	-24%
Total cash returned	$1,050	$3,815	$4,172	-9%

TI reports 1Q17 financial results and shareholder returns	Page 3

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended
	March 31,
	2017	2016
Revenue	$3,402	$3,008
Cost of revenue (COR)	1,258	1,179
Gross profit	2,144	1,829
Research and development (R&D)	369	322
Selling, general and administrative (SG&A)	439	441
Acquisition charges	80	80
Restructuring charges/other	4	2
Operating profit	1,252	984
Other income (expense), net (OI&E)	21	(12)
Interest and debt expense	18	22
Income before income taxes	1,255	950
Provision for income taxes	258	239
Net income	$997	$711
Diluted earnings per common share	$.97	$.69
Average shares outstanding (millions):
Basic	998	1,007
Diluted	1,019	1,022
Cash dividends declared per common share	$.50	$.38

Certain amounts in the prior period have been adjusted to reflect the following: (1) the fourth-quarter 2016 early adoption of ASU 2016-09 related to stock-based compensation, and (2) the first-quarter 2017 early adoption of ASU 2017-07 related to the reclassification of certain pension and other retiree benefit costs to OI&E.

Supplemental Information

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$382	$281
Discrete tax items	(124)	(42)
Provision for income taxes (effective taxes)	$258	$239

Operating tax rate	30%	30%
Effective tax rate	21%	25%

As a result of accounting rule ASC 260, which requires a portion of Net income to be allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents, diluted EPS is calculated using the following:

Net income	$997	$711
Income allocated to RSUs	(10)	(9)
Income allocated to common stock for diluted EPS	$987	$702

TI reports 1Q17 financial results and shareholder returns	Page 4

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	March 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$1,073	$1,281
Short-term investments	1,976	1,519
Accounts receivable, net of allowances of ($11) and ($11)	1,337	1,269
Raw materials	102	105
Work in process	1,017	888
Finished goods	724	812
Inventories	1,843	1,805
Prepaid expenses and other current assets	811	785
Total current assets	7,040	6,659
Property, plant and equipment at cost	4,833	5,290
Accumulated depreciation	(2,332)	(2,736)
Property, plant and equipment, net	2,501	2,554
Long-term investments	241	220
Goodwill, net	4,362	4,362
Acquisition-related intangibles, net	1,184	1,503
Deferred income taxes	361	175
Capitalized software licenses, net	116	53
Overfunded retirement plans	102	84
Other assets	71	76
Total assets	$15,978	$15,686
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$378	$1,249
Accounts payable	429	387
Accrued compensation	352	340
Income taxes payable	77	67
Accrued expenses and other liabilities	366	377
Total current liabilities	1,602	2,420
Long-term debt	2,980	2,869
Underfunded retirement plans	97	195
Deferred income taxes	36	38
Deferred credits and other liabilities	624	382
Total liabilities	5,339	5,904
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,597	1,515
Retained earnings	33,595	31,500
Treasury common stock at cost
Shares: March 31, 2017 – 743,085,976; March 31, 2016 – 734,244,179	(25,767)	(24,443)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(527)	(531)
Total stockholders’ equity	10,639	9,782
Total liabilities and stockholders’ equity	$15,978	$15,686

Certain amounts in the prior period have been recast to conform to the current presentation.

TI reports 1Q17 financial results and shareholder returns	Page 5

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net income	$997	$711
Adjustments to Net income:
Depreciation	139	161
Amortization of acquisition-related intangibles	80	80
Amortization of capitalized software	11	8
Stock compensation	68	72
Deferred income taxes	9	24
Increase (decrease) from changes in:
Accounts receivable	(68)	(100)
Inventories	(53)	(114)
Prepaid expenses and other current assets	(71)	43
Accounts payable and accrued expenses	(78)	(41)
Accrued compensation	(356)	(322)
Income taxes payable	149	131
Changes in funded status of retirement plans	(14)	18
Other	(18)	(18)
Cash flows from operating activities	795	653

Cash flows from investing activities
Capital expenditures	(127)	(124)
Proceeds from asset sales	40	—
Purchases of short-term investments	(757)	(200)
Proceeds from short-term investments	1,120	900
Other	(9)	(3)
Cash flows from investing activities	267	573

Cash flows from financing activities
Repayment of debt	(250)	—
Dividends paid	(500)	(383)
Stock repurchases	(550)	(630)
Proceeds from common stock transactions	161	68
Other	(4)	—
Cash flows from financing activities	(1,143)	(945)

Net change in Cash and cash equivalents	(81)	281
Cash and cash equivalents at beginning of period	1,154	1,000
Cash and cash equivalents at end of period	$1,073	$1,281

Certain amounts in the prior period have been recast to conform to the current presentation.

TI reports 1Q17 financial results and shareholder returns	Page 6

Segment results

Amounts are in millions of dollars.

	1Q17	1Q16	Change
Analog:
Revenue	$2,256	$1,879	20%
Operating profit	$935	$688	36%
Embedded Processing:
Revenue	$803	$729	10%
Operating profit	$240	$187	28%
Other:
Revenue	$343	$400	-14%
Operating profit*	$77	$109	-29%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes Power, Signal Chain and High Volume)

•	Revenue increased primarily due to Power and Signal Chain. High Volume also grew.
•	Operating profit increased due to higher revenue and associated gross profit.

Embedded Processing: (includes Connected Microcontrollers and Processors)

•	Revenue increased in both product lines by about the same amount.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Other: (includes DLP® products, calculators and custom ASIC products)

•	Revenue decreased by $57 million, and operating profit declined by $32 million.

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

The company believes that free cash flow and the associated ratios provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP measures is provided in the table below.

Amounts are in millions of dollars.

	For 12 Months Ended
	March 31,
	2017	2016	Change
Cash flow from operations (GAAP)	$4,756	$4,347	9%
Capital expenditures	(534)	(552)
Free cash flow (non-GAAP)	$4,222	$3,795	11%

Revenue	$13,764	$12,858

Cash flow from operations as a percent of revenue (GAAP)	34.6%	33.8%
Free cash flow as a percent of revenue (non-GAAP)	30.7%	29.5%

This release also includes references to an operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating tax rate is useful because it more clearly describes what the estimated annual effective tax rate represents, i.e., how incremental changes in our operations will be impacted by taxes. No adjustments were made to the estimated annual effective tax rate.

TI reports 1Q17 financial results and shareholder returns	Page 7

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•	Market demand for semiconductors, particularly in TI’s end markets;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•

Economic, social and political conditions in the countries in which TI, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather, geological events or health epidemics in the locations in which TI, our customers or our suppliers operate;
•	Breaches or disruptions of TI’s information technology systems or those of our customers or suppliers;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, or the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•

Compliance with or changes in the complex laws, rules and regulations to which TI is or may become subject, or actions of enforcement authorities, that restrict TI’s ability to manufacture or ship our products or operate our business, or subject TI to fines, penalties, or other legal liability;

•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to TI products, manufacturing, services, design or communications, or recalls by TI customers for a product containing a TI part;

•

Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;

•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
•	Financial difficulties of distributors or their promotion of competing product lines to TI’s detriment, or the loss of a significant number of distributors;
•	Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•

TI’s ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation; or TI’s exposure to infringement claims;
•

Instability in the global credit and financial markets that affects TI’s ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;

TI reports 1Q17 financial results and shareholder returns	Page 8

•	Increases in health care and pension benefit costs;
•	TI’s ability to recruit and retain skilled engineering, management and technical personnel;
•

TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of TI’s non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping approximately 100,000 customers transform the future, today. Learn more at www.ti.com.

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